Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Form S-3 Registration Statement of Homeowners Choice, Inc. (the “Company”), and to the incorporation by reference therein of our report dated March 25, 2012, relating to the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for the years then ended.

/s/ Hacker, Johnson & Smith, PA
HACKER, JOHNSON & SMITH, PA
Tampa, Florida
April 3, 2012